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                                                                    Exhibit 10.6


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made as of the 1st day of May, 2001, by and among L.S. HOLDING (USA), INC., an Alaska corporation, whose mailing address and principal place of business is 236 and 238 South Franklin, Juneau, Alaska 99801 (the "Borrower" or "L.S. USA"), LITTLE SWITZERLAND, INC., a Delaware corporation, whose mailing address and principal place of business is 161-B Crown Bay, St. Thomas, U.S. Virgin Islands 00802 ("Little Switzerland" or the "Guarantor"), and THE CHASE MANHATTAN BANK, a commercial banking institution having a mailing address of P.O. Box 309600, St. Thomas, U.S. Virgin Islands 00803 (the "Lender").

         WHEREAS, the Borrower is a direct wholly-owned subsidiary of L.S. Holding, Inc., a U.S. Virgin Islands corporation ("L.S. Holding"), which is a direct wholly-owned subsidiary of Little Switzerland;

         WHEREAS, L.S. Wholesale, Inc., a Massachusetts corporation and a direct wholly-owned subsidiary of Little Switzerland ("L.S. Wholesale"), is indebted to the Lender (the "Original Indebtedness") pursuant to the terms of: (a) (i) a loan agreement dated February 24, 1996, between the Lender and L.S. Wholesale, Little Switzerland and L.S. Holding, and (ii) the promissory note or notes and other evidences of indebtedness referenced therein or issued pursuant thereto (collectively, the "Term Loan Documents"); and (b) (i) a letter agreement dated January 7, 1999, between the Lender and L.S. Wholesale as amended by letter agreement dated March 3, 1999, and (ii) the promissory note or notes and other evidences of indebtedness referenced therein or issued pursuant thereto (collectively, the "Line of Credit Documents," and together with the Term Loan Documents, the "Original Loan Documents");

         WHEREAS, the payment of the Original Indebtedness is guaranteed by the Guarantor pursuant to a Guaranty (Unlimited Amount) dated September 22, 1997 executed by Guarantor;

         WHEREAS, the Lender, Bank of Nova Scotia ("BNS"), L.S. Wholesale, L.S. Holding, the Borrower, the Guarantor and certain affiliates of the Borrower are parties to a Forbearance Agreement dated May 7, 1999, as thereafter amended, providing for the forbearance of collection of the Original Indebtedness and other outstanding indebtedness to the Lender and BNS (collectively, the "Forbearance Agreement");

         WHEREAS, the Lender, BNS, L.S. Wholesale, L.S. Holding, the Borrower, the Guarantor and certain affiliates of the Borrower are parties to a Letter Agreement dated April 7, 2000, as


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LOAN AGREEMENT
PAGE 2

thereafter amended, and a Letter Agreement dated July 28, 2000, as thereafter amended, providing for further forbearance of collection of the Original Indebtedness and other outstanding indebtedness to the Lender and BNS (collectively, the "Letter Agreements," and, together with the Forbearance Agreement, the "Forbearance Documents");

         WHEREAS, to further secure L.S. Wholesale's indebtedness to the Lender and BNS and in consideration for the forbearance provided under the Forbearance Documents, certain security interests have been granted to the Lender and BNS pursuant to the following agreements: (a) Security Agreement dated May 7, 1999 (the "1999 Security Agreement"); (b) First Priority Leasehold Mortgage dated April 14, 2000 and filed with the Office of the Recorder of Deeds for the District of St. Thomas and St. John (the "Recorder") on May 8, 2000 as Document No. 2000002138 (the "Mortgage"); and (c) Assignment of Lease dated April 14, 2000 and filed with the Recorder on May 8, 2000 as Document No. 2000002139 (the "Assignment");

         WHEREAS, Guarantor acknowledges that Guarantor will benefit from the Lender's continuing extension of the Facility (as hereinafter defined in SUBSECTION 2.1) to the Borrower pursuant to the terms hereof;

         WHEREAS, all indebtedness outstanding to BNS, including without limitation all principal, interest, letters of credit, letters of guaranty, charges, attorneys' fees, costs, and any other amounts outstanding to BNS, shall have been paid in full prior to execution of this Agreement;

         WHEREAS, BNS has executed a Receipt and Release of even date herewith evidencing receipt of all indebtedness outstanding to BNS and its release, or agreement to release, all collateral security held as security for such indebtedness, except as specifically set forth therein;

         WHEREAS, the Borrower and Guarantor have requested that a portion of the Original Indebtedness continue, but be separately borrowed as follows: (a) indebtedness of Borrower under a revolving credit facility in the amount of $100,000, (b) indebtedness of L.S. Holding under a revolving credit facility in the amount of $2,950,000, and (c) indebtedness of L.S. Wholesale under a revolving credit facility in the amount of $700,000, which the Lender is willing to accommodate subject to the terms and conditions of this Agreement with respect to the indebtedness of Borrower, and subject to the terms and conditions of two separate loan agreements with respect to the indebtedness of L.S. Holding and L.S. Wholesale (collectively, the "Related Loan Agreements");


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LOAN AGREEMENT
PAGE 3

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. REPRESENTATIONS. As an inducement to the Lender to enter into this Agreement and to lend under the terms hereof, the Borrower and the Guarantor jointly and severally represent, covenant and warrant to the Lender that:

            1.1 RECITALS. The foregoing recitals are acknowledged as true and correct and are incorporated herein by this reference.

            1.2 CORPORATE EXISTENCE, GOOD STANDING AND POWER. Each of the Borrower, the Guarantor and their Subsidiaries (as defined in SUBSECTION 3.3) is a corporation or other formally recognized entity duly organized, validly existing and in good standing under the laws of the state, territory or other jurisdiction of organization (other than L.S. Holding (Aruba), N.V., which is awaiting issuance of a business license following the updating of its directors (the "Aruba License")), and is qualified to do business and is in good standing in each jurisdiction in which it is so required, except where the lack of such qualification would not reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Borrower, the Guarantor and their respective Subsidiaries, taken as a whole (hereinafter referred to as a "Material Adverse Effect"). Each of the Borrower and the Guarantor has the requisite corporate power to make this Agreement and to perform the obligations of such entity provided for herein.

            1.3 CORPORATE AUTHORITY. The making and performance by the Borrower and Guarantor of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of law or of their respective Articles of Incorporation or Bylaws or result in the breach of, or constitute a default under, or, except as hereinafter provided, result in a default under or the creation of any lien, charge or encumbrance upon any property or assets of the Borrower or Guarantor pursuant to any indenture or loan or credit agreement, or other agreement or instrument to which Borrower or any Guarantor is a party or by which either or their property may be bound or affected.

            1.4 FINANCIAL CONDITION. The unaudited consolidated balance sheet of Little

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LOAN AGREEMENT
PAGE 4

Switzerland and its Subsidiaries as of February 27, 2001 (the "Balance Sheet Date") and the related unaudited consolidated statements of income and cash flows of Little Switzerland and the Subsidiaries for the nine-month period then ended (collectively, the "Financial Statements") heretofore furnished to the Lender, are complete and correct in all material respects and fairly present the financial condition of the Borrower and Guarantor and the results of operations for the period(s) specified therein. To the best of the Borrower's and Guarantor's knowledge and belief, neither the Borrower nor any Guarantor has contingent obligations, liabilities for taxes, or unusual forward or long term commitments, except as herein specifically mentioned on SCHEDULE 1.4, not disclosed by, or reserved against, in said financial statements, and, at the present time, there are no material unrealized or anticipated losses from any unfavorable commitments of the Borrower or Guarantor. Said financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained by the Borrower and Guarantor throughout the period involved. Since the Balance Sheet Date, there have been no material adverse changes in the financial condition of the Borrower or Guarantor from that set forth in the Financial Statements.

            1.5 LITIGATION. Except as provided in SCHEDULE 1.5 attached hereto and made a part hereof, there are no suits or proceedings pending, or, to the knowledge of the Borrower or Guarantor, threatened, against or affecting the Borrower, any Guarantor or any of the Subsidiaries (as defined in SUBSECTION 3.3), which, if adversely determined, would have a Material Adverse Effect. Except as provided in SCHEDULE 1.5, There are no proceedings by or before any governmental commission, bureau or other administrative agency pending, or to the knowledge of the Borrower or Guarantor threatened, against the Borrower, any Guarantor or any of the Subsidiaries.

            1.6 TITLES; LIENS. The Borrower and Guarantor have exclusive good and marketable title to each of the fixed properties and assets reflected in the Financial Statements free and clear of all mortgages, liens and encumbrances, except (a) liens, if any, for current taxes, assessments and governmental charges not delinquent or whose validity is being contested at the time in good faith and by appropriate proceedings, and covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment of such properties and assets in the normal course of business as presently conducted or planned or materially impair the value of such properties and assets for the


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LOAN AGREEMENT
PAGE 5

purpose of such business, (b) mortgages, liens and encumbrances in favor of the Lender, (c) mortgages, liens and encumbrances in favor of Tiffany & Co. ("Tiffany's), all of which are subordinate to the mortgages, liens and encumbrances in favor of the Lender; and (d) mortgages, liens and encumbrances in favor of other third parties notice of which the Lender has been provided in writing and which have been approved in writing by the Lender.

            1.7 GOVERNMENTAL LICENSES AND PERMITS. The Borrower and Guarantor possess all licenses and permits necessary for the operation of their businesses in all jurisdictions in which they are located and are engaging in business without substantial known conflict with the rights of others, except for those licenses and permits the failure of which to possess would not cause a Material Adverse Effect.

            1.8 ENVIRONMENTAL COMPLIANCE. The Borrower has duly complied with, and Borrower's and Guarantor's business operations and property, are, and shall continue to be, in compliance with the provisions of all federal, state and territorial environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except where the failure to so comply would not cause a Material Adverse Effect. The Borrower and Guarantor have been issued and will maintain all material federal, state and territorial permits, licenses, certificates, and approvals relating to environmental, health and safety matters. Neither the Borrower nor any Guarantor has received any notice of, or has any actual knowledge of, facts that could reasonably be expected to constitute any violation of any federal or territorial environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Borrower's or Guarantor's business operations or property. There has been no written complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to environmental, health or safety matters affecting the Borrower, Guarantor, or Borrower's or Guarantor's business operations or other property. Neither the Borrower nor any Guarantor has any indebtedness, known obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal), which has not been previously disclosed to the Lender in writing.


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LOAN AGREEMENT
PAGE 6

            1.9 ENFORCEABILITY. This Agreement, the Note (as hereinafter defined in SUBSECTION 2.4), and the Security Instruments (as hereinafter defined in
SECTION 3) are the legal, valid and binding obligations of the Borrower and the Guarantor, enforceable against the Borrower or the Guarantor, as the case may be, in accordance with their respective terms.

            1.10 USE OF PROCEEDS. The proceeds of the Facility shall be used for those purposes specifically set forth in SUBSECTION 2.5 and no part of the proceeds shall be used directly or indirectly for any other purpose.

         2. THE LOAN.

            2.1 AMOUNT OF THE LOAN. The Lender agrees, on the terms and conditions of this Agreement, to provide to the Borrower a revolving line of credit not to exceed the principal sum of $100,000 (the "Facility") payable as hereinafter provided. All or part of the Facility may be advanced and funded on the date hereof as a partial credit against the Original Indebtedness. Upon such advance of all or part of the Facility, any default or event of default in respect of the Original Indebtedness, if any, shall be deemed irrevocably waived. As a revolving line of credit, provided that the Facility and Borrower's right to draw thereunder shall not have expired or been terminated, any principal sums previously advanced by the Lender that shall have been repaid by the Borrower may subsequently be redrawn by the Borrower subject to the terms of this Agreement. Any subsequent advance under the Facility shall be evidenced by a draw request executed by the Borrower and delivered to and approved by the Lender; provided, that the aggregate sums advanced and outstanding under the Facility shall not exceed the maximum principal amount thereof.

            2.2 REPAYMENT. If not earlier repaid or terminated pursuant to this Agreement, the Borrower shall repay the entire outstanding principal balance of the Facility, together with all accrued and unpaid interest, charges and other fees thereon, in full on June 1, 2002 (the "Maturity Date"). All payments received from the Borrower shall be applied by the Lender first to late charges, if any, second to accrued interest and the remainder to the outstanding principal balance of the Facility. Prepayment is permitted at any time in whole or in part without penalty, fee or premium.

            2.3 INTEREST. The principal sum outstanding under the Facility shall bear interest at a variable rate per annum equal to LIBOR (as defined in the Note) plus three percent (3.0%), calculated daily on a three hundred sixty (360) day basis for the actual number of days occurring in


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LOAN AGREEMENT
PAGE 7

the period for which such interest is payable. Notwithstanding the foregoing, during any period in which an Event of Default (as hereinafter defined) has occurred and is continuing, the Facility shall accrue interest at a variable rate per annum equal to LIBOR plus six percent (6.0%). Interest accrued at the rate hereinabove specified shall be due and payable on the first day of each month following the date hereof.

            2.4 THE NOTE. The Facility shall be evidenced by a Revolving Credit
Note in the amount of the Facility dated the date hereof, due and payable to the order of the Lender as herein and therein provided (the "Note").

            2.5 PURPOSE. The purpose of the Facility is to extend a portion of the Original Indebtedness; provided, however, that subsequent advances under the Facility may be made for purposes of working capital.

         3. SECURITY. Repayment of the Facility and the Borrower's and Guarantor's other obligations hereunder shall be secured pursuant to the terms of the following agreements and instruments satisfactory in form and substance to the Lender and its counsel (collectively, the "Security Instruments"):

            3.1 GUARANTY. The Guarantor shall have executed and delivered to the Lender an unconditional and unlimited Guaranty guaranteeing the performance of the Borrower and Guarantor of all of their obligations under this Agreement, the Note and the other Security Instruments.

            3.2 STOCK PLEDGE. Borrower and Little Switzerland (collectively, the "Pledgors") shall pledge or cause to be pledged 65% of the issued and outstanding stock or equivalent equity interest (the "Pledged Stock") of all Subsidiaries (as defined below) of the Pledgors by execution of the Stock Pledge Agreement of even date herewith (the "Pledge Agreement"). The term "Subsidiaries" means each corporation or other formally organized entity with respect to which a Pledgor beneficially owns, directly or indirectly, a controlling interest, and shall specifically include, but not be limited to, the Borrower, L.S. Wholesale, L.S. Holding, World Gift Imports, N.V., a Netherlands Antilles corporation, Montres et Bijoux, S.A.R.L., a St. Martin company, L.S. Holding (Aruba), N.V., an Aruba company, and L.S. Holding (Curacao), N.V., a Curacao corporation. The Subsidiaries other than L.S. Wholesale and L.S. USA shall be collectively referred to as the "Foreign


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LOAN AGREEMENT
PAGE 8

Subsidiaries." Notwithstanding the foregoing, World Gift Imports (Barbados) Limited, a Barbados company, shall not be included in the term "Subsidiaries" and no ownership interest in such entity shall be pledged, and the Pledged Stock shall include 100% of Little Switzerland's equity interest in L.S. Wholesale.

            3.3 SECURITY AGREEMENT. The Borrower and Guarantor shall have executed and delivered a Security Agreement, which agreement shall continue the first priority security interest of the Lender as security for the Facility in all right, title and interest of the Borrower and Guarantor in and to all inventory, general intangibles arising therefrom and all products and proceeds thereof located in the U.S. Virgin Islands, Alaska and elsewhere in the United States (collectively, the "Collateral").

         4. CONDITIONS PRECEDENT TO CLOSING. The Lender shall close and fully fund the Facility, subject to the fulfillment to the satisfaction of the Lender of the following conditions and all other applicable terms of this Agreement:

            4.1 INTENTIONALLY OMITTED.

            4.2 DOCUMENTS. The Lender shall have received fully executed originals of the Agreement, the Note, the Security Instruments, the Related Loan Documents and all documents referenced therein.

            4.3 CURRENT INDEBTEDNESS TO THE LENDER AND BNS. The Original Indebtedness and all outstanding indebtedness owed to BNS shall be paid in full.

            4.4 ACQUISITION BY TIFFANY'S. The acquisition by Tiffany's of not less than 44% of the issued and outstanding corporate shares of Little Switzerland resulting in additional paid-in capital of not less than $7,000,000.00 into Little Switzerland (the "Tiffany's Stock Purchase").

            4.5 COLLATERAL VALUES. The minimum aggregate net book value of the Collateral located in Alaska shall equal not less than $1 million.

            4.6 INTENTIONALLY OMITTED.

            4.7 LIEN AND JUDGMENT SEARCHES. The Lender shall have received satisfactory results of UCC and lien searches in Alaska and the U.S. Virgin Islands for all names and trade names of the Borrower and Guarantor, which also shall confirm the Lender's first priority security interest


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LOAN AGREEMENT
PAGE 9

in the Collateral.

            4.8 EXPENSES. The Borrower and Guarantor shall reimburse the Lender for (i) all expenses incurred by the Lender in connection with this Agreement, including reasonable attorneys' fees, and (ii) any outstanding costs and expenses related to the Forbearance Documents, the Mortgage, the Assignment, the 1999 Security Agreement, and any other document or transaction by and among the parties hereto.

            4.9 PROOF OF CORPORATE ACTION; REPRESENTATIONS AND WARRANTIES. The Lender shall have received for each of the Borrower and the Guarantor Secretary's Certificates certifying as to the officers, directors, ownership (except as to Little Switzerland) and trade names of each such corporation. The Lender shall have received for each of the Borrower and the Guarantor certified copies of all corporate action taken to authorize the execution and delivery of this Agreement, the Note and the Security Instruments and the agreements made thereunder, Certificates of Good Standing, certified Articles of Incorporation and Bylaws, current business licenses, and such other papers and documents as the Lender shall reasonably request. The Lender also shall have received for each of the Borrower and the Guarantor a statement executed by the President and attested by the Secretary of such entity certifying that each of the representations and warranties set forth in SECTION 1 of this Agreement is true and correct.

            4.10 TIFFANY'S LOAN; SUBORDINATION AGREEMENT. Tiffany's shall have extended, and the L.S. Wholesale, L.S. Holding and L.S. USA, respectively, shall have accepted the following revolving line of credit facilities: a $475,000.00 revolving line of credit to L.S. Wholesale, a $1,950,000.00 revolving line of credit facility to L.S. Holding, and a $75,000.00 revolving line of credit to L.S. USA, each such facility accruing interest at a variable rate not greater than LIBOR plus three percent (3%) per annum (collectively, the "Tiffany's Loan"). The Tiffany's Loan shall be fully drawn prior to the closing and funding of the Facility, and shall be fully subordinated to the Facility with respect to payments. Any security interest of Tiffany's in the Collateral, the Mortgaged Property (as defined in the Related Loan Agreements) or the Pledged Stock shall be fully subordinated to the security interest of the Lender therein. Tiffany's, the Lender, L.S. Wholesale, L.S. Holding and L.S. USA shall execute a subordination agreement subordinating the Tiffany's


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LOAN AGREEMENT
PAGE 10

Loan to the Facility substantially in the form attached hereto and made a part hereof as EXHIBIT A (the "Subordination Agreement").

            4.11 FINANCIAL CONDITION. The financial condition of Borrower and Guarantor shall not have adversely changed in any material respect and the Borrower shall not have provided the Lender with any false or misleading information or signature at any time in connection with the Facility.

            4.12 INSURANCE. The Lender shall have received evidence reasonably satisfactory to the Lender of the following insurance coverage procured through agencies licensed to do business in the jurisdiction in which the Borrower and Guarantor are located, which agencies shall be financially sound, reputable and reasonably satisfactory to the Lender:

            (a) SMP insurance coverage with respect to the Collateral, providing for payment to the Lender as secured party/loss payee against loss or damage by fire, earthquake, windstorm, and all other risks now embraced by the so-called broad form extended coverage endorsement, in amounts not less than the full insurable value of such Collateral.

            (b) Appropriate workers' compensation insurance covering any and all employees of Borrower and Guarantor.

            (c) If it is determined from the FEMA Flood Hazard Certification that any Collateral is located in a designated flood prone area, Federal Flood Insurance naming the Lender as mortgagee / secured party / loss payee up to the maximum amount available covering such Collateral.

            (d) Such other insurance with respect to the Borrower, the Guarantor and the Collateral in such amounts and against such insurable hazards as the Lender from time to time may reasonably require.

            (e) The foregoing insurance policies shall provide that they may not be canceled, or the amount(s) of coverage provided reduced, for any reason until not less than thirty (30) days written notice shall have been give to the Lender of the insurance company's intention to cancel or reduce the amount(s) of coverage provided under such policy or policies, during which time the Borrower shall replace said policy or policies with new, substitute or successor policies to comply with the requirements of this SUBSECTION 4.12.


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LOAN AGREEMENT
PAGE 11

            4.13 FACILITY FEE. The Lender shall have received from the Borrower a facility fee in the amount of $2,333.33.

            4.14 TAXES. The Lender shall have received such evidence as it may reasonably require that all applicable taxes, assessments and other governmental charges levied and assessed against the Borrower, the Guarantor or the Collateral, due or past due, have been duly satisfied, except to the extent the same is being contested diligently and in good faith by Borrower and/or the Guarantor.

            4.15 APPROVAL BY LENDER'S COUNSEL. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Lender.

            4.16 OPINION OF COUNSEL FOR BORROWER AND GUARANTOR. The Lender shall have received from counsel for the Borrower and Guarantor one or more favorable opinion letters dated the same date hereof addressed to the Lender and substantially in the form attached hereto and made a part hereof as EXHIBIT B and as to such other matters as the Lender may reasonably request.

            4.17 TRADE NAME. The Borrower and Guarantor shall have furnished certified copies of the registration of trade names for all trade names used or registered by the Borrower and Guarantor to the extent possible, and the Secretary of each of the Borrower and Guarantor shall certify as to each trade name used by such entity.

            4.18 BNS RELEASES. BNS shall have executed and delivered releases of its interests in the Security Instruments and such other documentation as shall be reasonably required by the Lender to evidence the full payment of Borrower's obligations to BNS.

         5. FUTURE ADVANCES. Subject to the Borrower's satisfaction of the following conditions and other applicable terms of this Agreement, the Borrower may request advances of any amounts available under the Facility and the Lender shall make such advances:

            5.1 REPRESENTATIONS; NO DEFAULT. The Lender shall have received a statement of the authorized officer of each of the Borrower and the Guarantor dated the date of the advance certifying that (a) the representations and warranties contained in SECTION 1 of this Agreement are true and correct as of such date; (b) no Event of Default has occurred and is continuing; and (c) no event has occurred that would constitute an Event of Default but for the passage of time or a requirement of notice, or both.


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LOAN AGREEMENT
PAGE 12

            5.2 OTHER REQUIRED APPROVALS / CONSENTS. The Lender shall have received such other documentation, certificates, authorizations, approvals, consents and information as the Lender may reasonably request.

            5.3 TIME AND AMOUNT. Subject to such conditions precedent and other requirements, the Lender shall make advances upon not less than three (3) business days prior written request from the Borrower to the Lender, not more frequently than weekly, and in amounts not less than $100,000. The Lender shall have no obligation to make a requested advance unless and until the Borrower and Guarantor have complied to the reasonable satisfaction of the Lender and its counsel with all applicable terms and conditions of this Agreement, the Note and the Security Instruments.

         6. RELEASE OF FOREIGN SECURITY / DOCUMENTATION FOR STOCK PLEDGE. Within thirty (30) days of the execution of this Agreement, the Borrower and Guarantor shall deliver to the Lender (a) the original share certificates representing all of the Pledged Stock, together with stock powers executed in blank, and/or such other documentation as is required in the jurisdiction in which such Pledged Stock is issued, and (b) such other documentation as may be required under the Pledge Agreement or reasonably required by the Lender to evidence and perfect the Lender's security interest in the Pledged Stock. In exchange for the perfection of the security interest effected at such time of delivery of the Pledged Stock in compliance with this Agreement and the Pledge Agreement, Lender shall release any and all security interests in inventory and other property located outside of the United States and the U.S. Virgin Islands and agrees to execute such documents and take such actions as is reasonably requested by the Borrower or Guarantor to effect and evidence such release.

         7. AFFIRMATIVE COVENANTS. The Borrower and the Guarantor agree that so long as credit shall remain available hereunder and until payment in full of the Facility, unless the Lender shall otherwise consent in writing, they will:

            7.1 APPLICATION OF LOAN PROCEEDS. Apply, and allow the Lender to apply on behalf of the Borrower, the proceeds of the Facility only for the specific purposes agreed to herein.

            7.2 VALUE OF COLLATERAL. Maintain the minimum aggregate net book value of the


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LOAN AGREEMENT
PAGE 13

Collateral at an amount equal to not less than $1 million.

            7.3 FURNISH STATEMENTS AND OTHER DOCUMENTS. Furnish, or cause to be furnished, to the Lender, (a) within thirty (30) days of the end of each month, the monthly unaudited financial statements of the Borrower and Guarantor; (b) within forty-five (45) days of the end of each of the first three quarters of each fiscal year, unaudited quarterly financial statements of the Borrower and Guarantor; (c) within ninety (90) days after the end of each fiscal year of the Borrower and the Guarantor, audited consolidated financial statements of the Borrower and Guarantor for such year, prepared by an independent accountant reasonably acceptable to the Lender, (d) upon filing with the U.S. Internal Revenue Service or the V.I. Bureau of Internal Revenue or other taxing authority, but in no event later than one hundred twenty (120) days following the end of the fiscal year of the Borrower and Guarantor, unless the filing thereof has been properly extended, the income tax returns of the Borrower and the Guarantor, (e) upon filing, copies of all quarterly, annual and other filings filed with the U.S. Securities and Exchange Commission, (f) upon the approval of Little Switzerland's board of directors, but in no event later than thirty (30) days prior to the end of the current fiscal year, the approved and authorized business plan for Little Switzerland for the following fiscal year, and (g) such further information, documentation and filings regarding the business affairs and financial condition of the Borrower and the Guarantor as may be reasonably requested by the Lender, which shall be prepared in such form and manner and by such persons as are reasonably acceptable to the Lender.

            7.4 INVENTORY REPORTS. The Borrower shall deliver a report on or before the 15th day of each calendar month certifying as to the amount, type and value of the Collateral as of the end of the preceding calendar month, including reasonable detail of inventory by store location, type, amount and book value.

            7.5 PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge or cause to be paid and discharged (a) all taxes, assessments and governmental charges or liens imposed upon Borrower, Guarantor or upon any property belonging thereto, prior to the date on which penalties attach thereto, and (b) all lawful claims and amounts which, if unpaid, might become a lien or charge upon the Collateral, the Pledged Stock or other property of the Borrower or Guarantor, and submit evidence thereof to the Lender upon request; provided, however, that the Borrower and Guarantor shall not

LOAN AGREEMENT
PAGE 14

be required to pay any such tax, assessment, charge, amounts, levy or claim the payment of which is being contested in good faith and by proper judicial or administrative proceedings.

            7.6 INSPECTION AND MAINTENANCE. Allow the Lender or its duly authorized representatives to inspect the Collateral and the books, records, assets, property, and operations of the Borrower and the Guarantor at any reasonable time on reasonable notice and maintain said books, records, assets, property and operations of the Borrower and the Guarantor to the reasonable satisfaction of the Lender.

            7.7 NOTICE OF LITIGATION. Promptly give notice in writing to the Lender of all litigation and of all proceedings by or before any governmental regulatory agency, against or affecting the Borrower and/or any Guarantor, where the amount involved is in excess of $100,000.00 or which, if adversely determined, would otherwise have a Material Adverse Effect.

            7.8 INSURANCE. Maintain, or cause to be maintained, the insurance specified in SUBSECTION 4.12 .

            7.9 ENVIRONMENTAL COMPLIANCE. Be and remain in compliance with the provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder, except where the failure to so comply would not result in a Material Adverse Effect; notify the Lender immediately of any notice of a material hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Lender immediately of any material hazardous discharge from or affecting the Borrower's or Guarantor's property; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; and at the Lender's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Lender, and such other and further assurances reasonably satisfactory to the Lender that the condition has been corrected.

            7.10 TIFFANY'S LOAN AND SHAREHOLDER LOANS. Subordinate the Tiffany's Loan and all existing loans and/or advances from any shareholder of Borrower or Guarantor and all future shareholders' loans and/or advances to the Facility.

            7.11 LICENSES. Obtain and promptly renew from time to time all material consents, licenses, approvals, permits, registrations and authorizations as may be required under any applicable

LOAN AGREEMENT
PAGE 15

law or regulation for the Collateral, the Pledged Stock, the Borrower's business operations, the Guarantor's business operations and the making, performance, validity and enforceability of the Security Instruments.

         8. NEGATIVE COVENANTS. The Borrower and the Guarantor agree that so long as credit shall remain available hereunder and until payment in full of the Facility, and all other credit advanced by the Lender to the Borrower hereunder, without the prior written consent of the Lender, the Borrower and the Guarantor will not:

            8.1 LIMITATION OF LIENS. Mortgage, pledge, hypothecate, assign, transfer, suffer to exist, or voluntarily or involuntarily subject to any lien or encumbrance to secure any indebtedness, any interest in or any part of the Collateral or the Pledged Stock, now owned or hereafter acquired; excluding, however, from the operation of this covenant (a) liens, mortgages or encumbrances in favor of the Lender; (b) liens, mortgages or encumbrances in favor of Tiffany's and subordinate to the liens, mortgages and encumbrances of the Lender; (c) liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested diligently and in good faith by appropriate proceedings; (d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than ninety (90) days or (ii) which are being contested diligently and in good faith by appropriate proceedings; (e) liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation; (f) liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business; and (g) existing liens described on SCHEDULE 8.1, if any, and the continuance or renewal of any such liens in connection with any refinancing, renewals or extensions of the debt secured thereby.

            8.2 DISPOSITION OF ASSETS. Lend, sell, lease, transfer or otherwise dispose of any of the Collateral or the Pledged Stock, whether now owned or hereafter acquired, except in the

LOAN AGREEMENT
PAGE 16

ordinary and regular course of the Borrower's and Guarantor's business and except that the Borrower and the Guarantor may dispose of obsolete, outmoded and outdated equipment, furniture and fixtures, which have been replaced by appropriate substitutes.

         9. EXPENSES. The Borrower agrees to pay all reasonable expenses (including reasonable legal expenses and attorneys' fees) payable in connection with the execution and delivery of this Agreement, the Note and the Security Instruments or payable in connection with any prior negotiation and/or documentation of transactions between the Lender and the Borrower or Guarantor, as well as all expenses (including reasonable legal expenses and attorneys' fees) of every kind incidental to the collection of the Facility or enforcement of this Agreement, the Note or the Security Instruments; and the Borrower and Guarantor shall indemnify the Lender against all reasonable claims for such fees, charges and commissions arising in connection with the transaction contemplated by this Agreement, excluding any gross negligence or willful misconduct by the Lender or its representatives or agents acting in the course and scope of this Agreement.

         10. EVENTS OF DEFAULT. If any one of the following (each an "Event of Default") shall occur:

            10.1 if any representation or warranty made to the Lender by the Borrower, the Guarantor or any Subsidiary of the Borrower or Guarantor in this Agreement, the Security Instruments, the Related Loan Agreements or the Subordination Agreement or in connection with the Facility proves to have been incorrect in any material respect as of the date hereof or as of the date on which it is made, or any statement, certificate or data heretofore or hereafter furnished to the Lender by the Borrower, the Guarantor or any Subsidiary of the Borrower or Guarantor to the Lender in connection with the application for the Facility or in the administration of this Agreement proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified; or

            10.2 if the Borrower, the Guarantor or any Subsidiary of the Borrower or Guarantor fails to perform or comply with any covenant or agreement in this Agreement, the Security Instruments, the Related Loan Agreements or the Subordination Agreement (other than failure to timely pay indebtedness to the Lender governed by SUBSECTION 10.3 below), which failure shall remain unremedied for thirty (30) days after written notice from the Lender to the Borrower thereof;

LOAN AGREEMENT
PAGE 17

or

            10.3 if the Borrower fails to pay principal of or interest on the Note, or any other indebtedness, which term shall be construed to mean any obligation or liability for borrowed money, owing by the Borrower to the Lender now existing or hereafter incurred, for ten (10) days after the same shall be due, without further notice or opportunity to cure; or

            10.4 if any Security Instrument shall cease to be a valid and perfected security interest, except that the Stock Pledge may be unperfected for thirty (30) days following the date hereof; or

            10.5 if an event of default shall have occurred under any document executed in connection with the Tiffany's Loan or the Tiffany's Stock Purchase; or

            10.6 if an event of default shall have occurred under any Related Loan Agreement or any note or documents referenced therein or executed in connection therewith; or

            10.7 if the Collateral, the Pledged Stock or any part or interest thereof or therein be transferred (other than in the ordinary course of Borrower's and Guarantor's business) or encumbered in any way without the consent of the Lender, whether by operation of law or otherwise; or

            10.8 if the Lender or the Lender's representative not be permitted, at all reasonable times and upon reasonable prior notice, to enter upon the business or other premises at which the Collateral is located, to inspect the same; or

            10.9 a judgment for the payment of money in excess of $100,000 shall be rendered against the Borrower or the Guarantor and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution; or

            10.10 the Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or the Guarantor or of all or a substantial part of the assets of the Borrower or the Guarantor, (ii) be unable, or admit in writing, the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or the

LOAN AGREEMENT
PAGE 18

Guarantor in any bankruptcy, reorganization or insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or the Guarantor in any bankruptcy proceeding, reorganization or insolvency proceeding, or corporate action shall be taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing; or

            10.11 an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantor, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the Guarantor or appointing a receiver, trustee or liquidator of the Borrower or the Guarantor or of all or a substantial part of the assets of the Borrower or the Guarantor, and such order, judgment or decree shall continue unstayed and in effect for any period of one hundred eighty (180) consecutive days;

            THEN, the Lender may by written notice to the Borrower (i) immediately terminate the Facility and the obligations of the Lender hereunder, and (ii) declare the principal of and interest accrued on the Note, and all other liabilities of the Borrower to the Lender to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

         11. NO WAIVER; REMEDIES CUMULATIVE. No failure to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         12. ENTIRE AGREEMENT. The Borrower and Guarantor understand and agree that this Agreement, along with the Note, Security Instruments and other documents executed simultaneously herewith, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements, written or oral, among the parties concerning the subject matter hereof.

         13. AMENDMENT TO LOAN AGREEMENT. This Loan Agreement may not be changed orally, but only by an agreement in writing signed by all parties to this Loan Agreement.

         14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be deemed collectively to be one agreement.

LOAN AGREEMENT
PAGE 19

         15. WAIVER OF RIGHT TO TRIAL BY JURY. THE BORROWER AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE SECURITY INSTRUMENTS, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S PERFORMANCE UNDER THIS AGREEMENT. FURTHER, THE BORROWER AND THE GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, NOR THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE LENDER, NOR THE LENDER'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         16. INTENTIONALLY OMITTED.

         17. EXERCISE OF REMEDIES. THE BORROWER AND THE GUARANTOR FURTHER AGREE TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW THAT UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, THE BORROWER AND THE GUARANTOR SHALL TAKE, OR CAUSE TO BE TAKEN, ANY AND ALL ACTIONS NECESSARY: (I) TO PERMIT THE LENDER TO PROCEED WITH ANY AND ALL ENFORCEMENT ACTIONS UNDER THIS AGREEMENT AND THE SECURITY INSTRUMENTS, AND (II) TO PERMIT THE LENDER TO INITIATE AND/OR PROCEED WITH ANY AND ALL FORECLOSURES ON (WHETHER JUDICIAL OR NON-JUDICIAL), AND REALIZATION OF, ANY AND ALL OF THE COLLATERAL, THE PLEDGED STOCK AND ANY OTHER PROPERTY HELD AS SECURITY FOR THE OBLIGATIONS OF THE BORROWER AND THE GUARANTOR.

LOAN AGREEMENT
PAGE 20

         18. RECEIVER. If an Event of Default shall have occurred and be continuing, the Lender shall, as a matter of right, to the extent permitted by applicable law, be entitled to the appointment of a receiver for all or any part of the Collateral and the Pledged Stock, whether such receivership be incidental to a proposed sale of the Collateral and/or the Pledged Stock or otherwise, and the Borrower and Guarantor hereby consent to the appointment of such a receiver and shall not oppose any such appointment.

         19. MISCELLANEOUS.

            19.1 ACCOUNTING TERMS. Any accounting term used herein shall, unless the context otherwise specifies, be defined as most commonly defined in accordance with generally accepted accounting principles.

            19.2 NOTICE. Any notice required herein shall be deemed to have been properly served if sent by United States first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as such party shall have furnished to the other party in writing), if to the Lender:

         THE CHASE MANHATTAN BANK
         380 Madison Avenue, 9th Floor
         New York, New York 10017-2591
         Attn: Roger Odell, Managing Director

         with a copy to:

         The Chase Manhattan Bank
         P.O. Box 309600
         St. Thomas, U.S. Virgin Islands 00803
         Attn: Cassan Pancham

         with a copy to:

         George H.T. Dudley
         Dudley, Topper and Feuerzeig
         P.O. Box 756
         St. Thomas, U.S. Virgin Islands 00804

and if to the Borrower or any Guarantor:

LOAN AGREEMENT
PAGE 21

         L.S. HOLDING (USA), INC.
         c/o L.S. WHOLESALE, INC.
         161-B Crown Bay
         St. Thomas, U.S. Virgin Islands 00802
         Attn: Patrick Hopper

         with a copy to:

         Jack P. Jackson, Esq.
         Proskauer Rose LLP
         1585 Broadway
         New York, New York 10036-8299

            19.3 CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the United States Virgin Islands.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                       L.S. HOLDING (USA), INC., Borrower


                                  By:  /s/ Charles M. Pepper
                                       ------------------------------
                                       Charles M. Pepper, Senior Vice President
                                                                      (SEAL)

                              Attest:  /s/ Cloretta Bostic Holland
                                       -----------------------------------
                                       Cloretta Bostic Holland, Secretary


                                       LITTLE SWITZERLAND, INC., Guarantor


                                  By:  /s/ Charles M. Pepper
                                       ---------------------------------------
                                       Charles M. Pepper, Senior Vice President
                                                                      (SEAL)

                              Attest:  /s/ Patrick J. Hopper, Secretary
                                       ------------------------------

                                       Patrick J. Hopper, Secretary


                                       THE CHASE MANHATTAN BANK, Lender


                                  By:  /s/ Roger Odell
                                       ------------------------------

                                       Roger Odell, Managing Director
                                                                      (SEAL)

                                  SCHEDULE 1.4

                          CONTINGENT OBLIGATIONS, ETC.

                                  SCHEDULE 1.5

                                   LITIGATION

                                  SCHEDULE 8.1

                                 EXISTING LIENS

                                    EXHIBIT A

                             SUBORDINATION AGREEMENT

                                    EXHIBIT B

                             FORM OF OPINION LETTER

Reference is made to that certain Loan Agreement dated as of May 1, 2001 by and among L.S. Holding (USA), Inc. , as Borrower, Little Switzerland, Inc. ("Little Switzerland"), as Guarantor, and The Chase Manhattan Bank ("Chase"), as Lender (the "Agreement"). Capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

                                  SCHEDULE 1.4

                               FINANCIAL CONDITION

Federal tax filings for February 15, 2001 for L.S. Holding, Inc., L.S. Wholesale, Inc., Little Switzerland, and L.S. Holding (USA), Inc. have been delayed past the extension date.

Chase and The Bank of Nova Scotia ("BNS") debt secured by foreign collateral has created a Section 956 investment.

Little Switzerland is a party to a profit sharing and utilization of Tax NOL's agreement. See the Barbados Restructuring on Schedule 8.1 below.

                                  SCHEDULE 1.5

                                   LITIGATION

1.    CLASS ACTION LAWSUIT

      On March 22, 1999, a class action complaint was filed in the United States District Court for the District of Delaware (Civil Action No. 99-176) against Little Switzerland, Inc. ("Little Switzerland") certain of its former officers and directors, DRHC and Stephen G.E. Crane. The complaint alleges that such defendants violated federal securities laws by failing to disclose that DRHC's financing commitment to purchase Little Switzerland's shares expired on April 30, 1998 before Little Switzerland's stockholders were scheduled to vote to approve the proposed merger between Little Switzerland and DRHC at the May 8, 1998 special meeting of stockholders (the "Financing Disclosure Allegations"). The plaintiffs are seeking monetary damages, including, without limitation, reasonable expenses in connection with this action. The plaintiffs amended their complaint on November 10, 1999 and Little Switzerland filed a motion to dismiss the plaintiff's amended complaint on December 7, 1999. On January 28, 2000, the plaintiffs filed their opposition to the motion to dismiss. In March 2001, the District Court, among other things, granted Little Switzerland's motion to dismiss with respect to certain allegations in the amended complaint that the defendants violated federal securities laws by failing to disclose the status of Little Switzerland's relationship with a particular watch vendor; however, the District Court denied the motion to dismiss with respect to the Financing Disclosure Allegations. In addition, the District Court dismissed the claims against defendants DRHC and Stephen G.E. Crane. Little Switzerland has entered into discussions to settle this action. However, there can be no assurance that these discussions will result in a settlement of this action, or that any settlement will be on terms favorable to Little Switzerland.

2.    NXP

      On February 16, 2001, Little Switzerland and NXP-Jewels Corporation ("NXP") entered into a settlement agreement and mutual general release from the litigation arising between Little Switzerland and NXP with respect to their general obligations under a letter of intent to sell Little Switzerland's Barbados operations to NXP. Little Switzerland, as part of the settlement, agreed to refund a $100,000 deposit currently held in escrow and make a $5,000 settlement payment. Both the $100,000 escrow deposit and the $5,000 settlement payment by Little Switzerland were paid to NXP in March 2001.

3.    LABOR MATTERS

      Name:        Conlon, Cathleen
      Position:    Former DVP Human Resources - St. Thomas
      Action:      Charge of defamation relating to e-mail messages that
                   she alleges originated from Little Switzerland
                   employees.


      Name:        Loopstock, Enriqueta
      Position:    Service Clerk/Admin. Clerk - Aruba
      Action:      Improper Re-alignment of functions.
      Name:        Poole, Michael
      Position:    Former Vice President Merchandising - St Thomas
      Action:      Mr. Poole claims Wrongful Discharge.
                   Mr. Poole was terminated for cause pursuant to
                   Section 5(b)(iv) of his employment contract as a
                   result of conduct that was considered to be either
                   gross negligence or willful misconduct on his part.

      Name:        Punjabi, Gobind Watumal
      Position:    Sales Associate - Philipsburg, St. Maarten
      Action:      Mr. Punjabi brought charges against Little
                   Switzerland in regards to the calculation of his
                   vacation pay. He had been paid based on his base
                   salary, not on his base salary plus commission.
      Status:      On March 20, 2001, a court ruled in Mr. Punjabi's
                   favor ordering a payment of Nafl 25,072.00 (approx.
                   $14,000 US), plus interest and legal fees.  Little
                   Switzerland is considering appealing this decision.

      Name:        Wever, Judith
      Position:    Operations Manager - Curacao
      Action:      Wrongful Discharge.
      Status:      The court ruled that her responsibilities were not
                   made clear to her prior to the new manager being
                   hired.  Ms. Wever had until March 23, 2001 to decide
                   between a monetary award of Afl's $10,000.00
                   ($5,555.55 US) or returning to work.  Ms. Wever has
                   some physical ailments that prevent her from climbing
                   stairs and feels that Little Switzerland should make
                   accommodations for her prior to returning (an
                   elevator and a bathroom on the street level). The
                   court has yet to make a ruling in this regard.

      Name:        Alejandro, Lisa
      Position:    Former Assistant Watch Buyer
      Action:      On or about April 5, 2001, Little Switzerland received a
                   letter from the Virgin Islands Department of Labor notifying
                   Little Switzerland that a Charge of Discrimination has been filed by Lisa Alejandro, a former employee of Little
                   Switzerland. The letter states that an officer of the Virgin
                   Islands Department of Labor will contact Little Switzerland for more information and requests that Little Switzerland
                   respond in writing to the charges within 15 days.

4.    AMERICANS WITH DISABILITIES ACT

The Americans with Disabilities Act Ad Hoc Advocacy Committee filed an action against several retail entities including L.S. Holding, Inc. relating to reconstruction of entrances and restroom facilities and construction of access ramps to make them suitable for the physically disabled. A proposed program of construction was initially reviewed and agreed by all parties; however, plaintiffs now insist that ramps be built at Little Switzerland's Emancipation Garden location.

5.    EMPLOYEE DEFALCATION

On March 11, 1998, the Company filed a civil action in the Territorial Court of the Virgin Islands (Civil Action No. 98-229) against Lorraine Quetel, a former employee of the Company, Lydia Magras and Bon Voyage Travel, Inc. The Company alleges that such parties were involved in the employee defalcation that management believes occurred during the Company's fiscal year ended May 31, 1997. The Company is seeking a preliminary injunction and damages against the former employee and the other parties allegedly involved in the theft against the Company. On January 19, 1999, the defendant, Lydia Magras, filed a petition for Bankruptcy (Chapter 7) in the United States Bankruptcy Court, District of St. Thomas. A Notice of Appearance was filed on February 2, 1999 on behalf of the Company. A trustee was appointed, but due to a conflict of interest, he has withdrawn from the case. Anna Paieonsky was appointed as trustee in this matter at the meeting of the creditors held on May 20, 1999.

                                  SCHEDULE 8.1

                                 EXISTING LIENS

All assets are subject to liens in favor of Chase and BNS; provided, however, that the liens of Chase will be released as provided in (i) Section 6 of that certain Loan Agreement by and among L.S. Wholesale, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, (ii) Section 6 of that certain Loan Agreement by and among L.S. Holding, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase and (iii) Section 6 of that certain Loan Agreement by and among L.S. Holding (USA), Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, when payment is made to Chase pursuant to Section 2.02 of the Stock Purchase Agreement dated as of May 1, 2001 by and between Little Switzerland and Tiffany & Co. International (the "Purchase Agreement"), and the liens of BNS will be released in full when payment is made to BNS pursuant to Section 2.02 of the Purchase Agreement. (The existing liens in favor of Chase and BNS and the provisions setting forth the terms under which such liens will be released, and the extent of such releases, are hereinafter referred to as the "Existing Secured Liens and Partial Release Thereof.")

The St. Thomas Crown Bay Facility is subject to a ground lease between L.S. Wholesale. Inc. and the Port Authority dated 7/17/89, extended by agreement dated 12/2/99 and 3/25/99.

The St. Thomas Crown Bay Facility is subject to the Existing Secured Liens and Partial Release Thereof.

                             BARBADOS RESTRUCTURING

Little Switzerland completed restructuring its business in Barbados in March
2001.

In November 2000, World Gift Imports (Barbados) LTD. entered into the following agreements in restructuring its Barbados business.

1.      Agreement:        Share Purchase Agreement ("SPA")
        Parties:          World Gift Imports (Barbados) LTD.
                          Diamonds International Limited ("DI")
                          L.S. Holdings, Inc. ("LSH")
        Date:             November 14, 2000
        Remaining
        Conditions:       Foreign Exchange Control Permission
                          Amendment of Articles of Incorporation
                          Re-classification of 52,916 LSH shares to Class A Common
        Terms:            Sale to DI of 23,774 Common Shares at a price of $300,000
                          Sale to DI of 31,302 Preferred Shares at a price of $300,000

2.      Agreement:        Sale of Debt and Security Agreement ("SDSA")
        Parties:          L.S. Wholesale, Inc. ("LSW")
                          Almod Diamonds Ltd. ("Almod")
                          World Gift Imports (Barbados) LTD.
        Date:             November 14, 2000
        Remaining

        Conditions:       All remaining conditions in SPA
                          Subscription of shares by DI
        Terms:            Sale, assignment and transfer of $2.0 million in LSW debt, payable, without interest, on or before 12/31/03;
                          first priority lien on $2.0 million of inventory;
                          any cash sent to LSW requires equivalent pay-down on loan;
                          can operate only under name Little Switzerland in Barbados

3.      Agreement:        Unanimous Shareholder Agreement
        Parties:          LSH
                          DI
                          World Gift Imports (Barbados) LTD.
        Date:             November 7, 2000
        Remaining
        Conditions:       All remaining conditions in SPA
        Terms:            Same terms in SPA
                          Same terms as in SDSA
                          Profit sharing of 50% of EBITDA of $1.5 million by 12/31/05

                              a.  Can include tax loss benefits in excess of $.7m
                              b.  Limits on head office allocations
                          Preferred convertible to Common if:
                              a.  Subscription of shares by DI not completed by 12/31/03
                              b.  Profit sharing is not paid by 12/31/05
                          Preferred shares are redeemable along with all Common upon:
                              a.  Subscription of shares by DI being fully paid.
                              b.  Profit sharing being fully paid.
                          DI to provide Little Switzerland with a customs bond

4.      Agreement:        Management Agreement (For Bridgetown Port Store) ("MA")
        Parties:          World Gift Imports (Barbados) LTD.
                          DI
        Date:             November 7, 2000
        Remaining
        Conditions:       None
        Terms:            Little Switzerland has given full right of operation indefinitely to
                          DI of its Port store, and all profits associated with this store.

5.      Agreement:        Trademark License Agreement
        Parties:          L.S. Wholesale, Inc.
                          DI
        Date:             November 14, 2000

6.      Agreement:        Authority to Hold Funds on Deposit
        Parties:          Little Switzerland, Inc.
                          Bank of Nova Scotia
        Date:             April 19, 2001
        Terms:            Agreement to hold the equivalent of US $150,000 as security until release of the bond in the amount of BBD $500,000 by the
                          Barbados Customs Department

Such restructuring contemplated by the above-referenced agreements is hereinafter referred to as the Barbados Restructuring. The brief summary descriptions of the terms of the above-referenced agreements are qualified in their entirety by reference to the above-referenced agreements.